FOR IMMEDIATE RELEASE PILGRIM’S TO ACQUIRE TULIP LIMITED, CREATING INTEGRATED PREPARED FOODS LEADER IN EUROPE £290M acquisition increases portfolio diversity across the UK Expands prepared foods portfolio to 21 percent of global sales Company to host conference call today at 9 a.m. ET GREELEY, Colo., and RANDERS, Denmark, August 28, 2019 – Pilgrim’s Pride Corporation (Nasdaq: PPC) (“Pilgrim’s” or the “Company”) today announced that it has signed a contract to acquire Tulip Limited, a leading, integrated prepared foods supplier with 12 fresh and value-added operations in the United Kingdom, from Danish Crown. The transaction solidifies Pilgrim’s as a leading European food company, creating one of the largest integrated prepared foods businesses in the UK with a portfolio of brands and retail private label solutions. The transaction, unanimously approved by Pilgrim’s Board of Directors and funded with cash on hand, values Tulip Limited at £290 million (or approximately $354 million based on a 1.22 exchange rate as of August 27, 2019). The purchase amount represents 5.4x implied expected EBITDA. “We are pleased to strengthen our European foods platform with the acquisition of Tulip Limited, which positions Pilgrim’s as a leading global prepared foods player,” said Jayson Penn, Pilgrim’s global chief executive officer. “The transaction represents the logical next step in our evolution to expand our geographical footprint, enhance our value-added portfolio and reduce volatility across our business with a more stable margin profile. Tulip Limited’s integrated production platform, consumer ready innovation capabilities, well-invested assets, established customer relationships and strong leadership team will solidify Pilgrim’s platform for growth in the attractive UK market.” “We welcome the talented Tulip Limited team members and management team, led by Andrew Cracknell, to the Pilgrim’s family, and we look forward to working together to drive growth and deliver value for our stakeholders,” Penn continued. “Pilgrim’s is acquiring an industry-leading farming operation, a strong team of dedicated people and a network of well-invested manufacturing sites,” said Andrew Cracknell, CEO of Tulip Limited. “Our companies share a rich heritage in agriculture and food production with aligned values that put people and customers at the heart of all we do. The Tulip Limited leadership team and I look forward to working with our new colleagues to build upon the fantastic progress made within the business and realise our combined growth opportunities as we enter an exciting new phase.” Tulip Limited, like Pilgrim’s, has a long heritage in agriculture and protein production. The company is the largest pig producer in the UK, with nearly £1 billion in annual sales and more than 6,000 team members. Tulip Limited provides a variety of high-quality, innovative products to retail and foodservice customers, utilizing an integrated supply chain with accountability and traceability. “Pilgrim’s is already strongly positioned within the UK chicken market and would like to strengthen its position within the market for pork. On our part, we want to simplify our UK business. Going forward we will supply Danish pork to Pilgrim’s, so all in all the transaction holds out interesting perspectives for both parties,” said Jais Valeur, Group CEO of Danish Crown. Under terms of the agreement, Danish Crown will continue to supply Danish pork to Tulip Limited under a long-term supply agreement, allowing Tulip Limited to continue to provide the highest quality products from continental European producers to customers and consumers.

Financing The transaction will be funded entirely by Pilgrim’s cash on hand. Pilgrim’s believes that its strong cash flow generation and the additional cash flow resulting from the acquisition will allow the company to maintain its strong credit profile while providing ample free cash flow for delivering and facilitating further strategic acquisitions. Considering the company’s strong cash flow generations in Q3 and Q4, after the close of the transaction Pilgrim’s expects leverage to be below 2x. Conference Call Information Pilgrim’s will host a conference call and webcast today, Aug. 28 at 9 a.m. ET to discuss the transaction. To access the conference call, please dial 1-844-883-3889 from the U.S. or 1-412-317-9245 from outside the U.S. Supporting materials, as well as a link to an audio webcast of the conference call, will be available in the investor section of Pilgrim’s website at www.pilgrims.com under “Events.” Please note that to submit a question to management during the call, you must be logged in via telephone. Replays of the conference call can be accessed by dialing 1-877-344-7529 from the U.S. or 1-412-317-0088 from outside the U.S. The replay confirmation code is 10134608. A replay will be available on Pilgrim's website approximately two hours after the call concludes and can be accessed through the “Investor” section of www.pilgrims.com. About Pilgrim's Pilgrim’s employs more than 51,400 people and operates chicken processing and prepared foods facilities in 14 U.S. states, Puerto Rico, Mexico, the U.K. and continental Europe. The company’s primary distribution is through retailers and foodservice distributors. For more information, please visit www.pilgrims.com. About Danish Crown The Danish Crown group is among the world’s largest pork exporters and is Europe’s largest pork processor. Danish Crown is also among the largest meat processing companies in Europe. The company was founded in 1887 as a cooperative and the ownership still belongs to approximately 7,000 Danish farmers. About Tulip Limited Tulip Limited employees more than 6,000 people and provides a wide range of innovative, quality meat products to the retail and foodservice sectors. The company is the country’s largest pig producer and operates 12 production facilities throughout the UK. CONTACT: Pilgrim’s Pride Investors: Contact: Dunham Winoto Director, Investor Relations Pilgrim's Pride Corporation IRPPC@pilgrims.com (970) 506-8192 www.pilgrims.com Media: Contact: Cameron Bruett

Head, Corporate Affairs Pilgrim’s Pride Corporation Cameron.bruett@jbssa.com (202) 445-6168 CONTACT: Danish Crown Investors: Contact: Preben Sunke Group CFO Danish Crown PSU@danishcrown.dk +45 89 191 919 www.danishcrown.com Media: Contact: Jens Hansen Head of press Danish Crown JNH@danishcrown.dk +45 51 600 720 www.danishcrown.com